UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2015

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 24, 2015 (the “Issue Date”), Telenet Finance VI Luxembourg S.C.A. (“Telenet Finance VI”), issued €530.0 million ($581.8 million at the transaction date) aggregate principal amount of 4.875% senior secured notes due 2027 (the “Notes”), at 98.885% in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Notes are issued pursuant to an indenture (the “Indenture”) between, among others, Telenet Finance VI and The Bank of New York Mellon, London Branch, as trustee and security trustee.

The Notes will mature on July 15, 2027. Interest on the Notes will be payable semi-annually on each January 15 and July 15, beginning on January 15, 2016.

Telenet Finance VI is incorporated under the laws of the Grand Duchy of Luxembourg, as a special purpose financing company, for the primary purpose of facilitating the offering of the Notes and is owned 100% by Stichting Telenet Finance VI Luxembourg, a foundation (stichting) established under the laws of The Netherlands (the “Foundation”), Telenet Finance VI’s limited partner, and by its general partner Telenet Finance VI S.à r.l., incorporated under the laws of the Grand Duchy of Luxembourg (the “GP”).

Telenet Finance VI, which has no material business operations, used the proceeds from the Notes to fund a new additional facility (“Facility AB”) of the amended and restated senior secured credit facility agreement dated August 1, 2007 as amended from time to time, between, inter alios, Telenet NV (“Telenet”), Telenet International Finance S.à r.l. (“Telenet International Finance”), the obligors listed therein, The Bank of Nova Scotia as facility agent, and KBC Bank NV as security agent (the “Senior Credit Facility”), with Telenet International Finance as the borrower. The proceeds of Facility AB will be used to (i) prepay in full outstanding amounts under Facility M of the Senior Credit Facility and ultimately to redeem the remaining aggregate principal amount of Telenet Finance Luxembourg S.C.A.’s 6.375% senior secured notes due 2020 (the “Refinancing”) and (ii) to pay fees and expenses in connection with the Refinancing.  Telenet International Finance and Telenet are (a) borrowers under the Senior Credit Facility and (b)  subsidiaries of Telenet Group Holding NV (“TGH”). TGH is an indirect subsidiary of Liberty Global plc (“Liberty Global”).

Telenet Finance VI is dependent on payments from Telenet International Finance under Facility AB in order to service its payment obligations under the Notes. Although Telenet International Finance has no equity or voting interest in Telenet Finance VI, Facility AB creates a floating interest in Telenet Finance VI for which Telenet International Finance is the primary beneficiary, as contemplated by the International Financial Reporting Standards as adopted by the European Union (“EU-IFRS”). As such, Telenet International Finance and its parent entities, including TGH and Liberty Global, will be required by the provisions of EU-IFRS to consolidate Telenet Finance VI following the issuance of the Notes.  As such, the amounts outstanding under Facility AB will eliminate in TGH’s and Liberty Global’s consolidated financial statements.

Facility AB is made pursuant to an Additional Facility Accession Agreement (the “Facility AB Accession Agreement”) under the Senior Credit Facility. Pursuant to the Facility AB Accession Agreement, the call provisions, maturity and applicable interest rate for Facility AB are the same as those of the Notes.

Telenet Finance VI as a lender under the Senior Credit Facility, will be treated the same as the other lenders under the Senior Credit Facility and will have benefits, rights and protections that are similar to those benefits, rights and protections afforded to the other lenders. Through the covenants in the Indenture and the security interests over all of the issued shares of Telenet Finance VI held by the Foundation and all the issued shares of the GP and security interests over Facility AB granted to secure Telenet Finance VI’s obligations under the Notes, the holders of Notes will be provided indirectly with the benefits, rights and protections granted to Telenet Finance VI as a lender under the Senior Credit Facility.

The Notes are non-callable until July 15, 2021. At any time prior to July 15, 2021, upon the occurrence of an Early Redemption Event (being a voluntary prepayment of all or a portion of Facility AB), Telenet Finance VI will redeem an aggregate principal amount of the Notes equal to the amount of Facility AB prepaid, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest and Additional Amounts (as defined in the Indenture), if any, to the applicable redemption date.

Furthermore, at any time prior to July 15, 2021, upon the occurrence of any Early Redemption Event, Telenet Finance VI will redeem an aggregate principal amount of the Notes equal to the principal amount of Facility AB prepaid, not to exceed an amount equal to 10% of the original aggregate principal amount of the Notes during each twelve month period commencing on the Issue Date, at a redemption price equal to 103% of the principal amount of the Notes redeemed plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date.

On or after July 15, 2021, upon the occurrence of an Early Redemption Event, Telenet Finance VI will redeem an aggregate principal amount of the Notes equal to the principal amount of Facility AB prepaid at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date, if redeemed during the twelve month period commencing on July 15 of the years set out below:

Year	Redemption Price

2021	102.438%
2022	101.219%
2023	100.609%
2024 and thereafter	100.000%

In addition, at any time prior to July 15, 2018, upon the occurrence of any Early Redemption Event with the net proceeds of one of more specified equity offerings (the “Equity Offering Early Redemption Proceeds”), Telenet Finance VI will redeem up to 40% of the aggregate principal amount of the Notes equal to the principal amount of Facility AB prepaid with any Equity Offering Early Redemption Proceeds in such Early Redemption Event, at the redemption price of 104.875% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption.

Following the issuance of the Notes, at the election of Telenet International Finance, the Notes may be assigned to a special purpose financing vehicle (the “Belgian SPV Issuer”) incorporated under the laws of Belgium for the purpose of assuming Telenet Finance VI’s rights and obligations under the Notes, the Indenture, Facility AB and related agreements (the “Belgian SPV Issuer Accession”). Upon consummation of the Belgian SPV Issuer Accession, the Belgian SPV Issuer will succeed to, and be substituted for, and shall assume the obligations of and may exercise every right and power of, Telenet Finance VI under the Notes, the Indenture, Facility AB and the related agreements, and upon such substitution, Telenet Finance VI will be released from all of its obligations under the Notes, the Indenture, Facility AB and the related agreements.

In addition, following completion of the Belgian SPV Issuer Accession, at the election of Telenet International Finance, Facility AB may pursuant to certain transactions be exchanged, refinanced or otherwise replaced, on a cash or cashless basis, for a loan under a new additional facility (“Facility AC”) under the Senior Credit Facility borrowed by Telenet or another borrower under the Senior Credit Facility that is incorporated under the laws of Belgium (the “Belgian Borrower”) in an equal principal amount and having substantially identical terms (other than with respect to the borrower of such loan) as Facility AB (the “Finco Loan Borrower Exchange”). The terms of Facility AC will be governed by an Additional Facility Accession Agreement (the “Facility AC Accession Agreement”) under the Senior Credit Facility. Upon the consummation of the Finco Loan Borrower Exchange, Telenet International Finance will have no further obligations to Telenet Finance VI or the Belgian SPV Issuer, as the case may be, under or with respect to Facility AB, Facility AC, the Indenture, the Notes and the related agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                     Name

4.1
Telenet Additional Facility AB Accession Agreement, dated July 24, 2015, among, inter alia, Telenet International Finance S.à.r.l. as Borrower, Telenet NV and Telenet International Finance S.à.r.l. as Guarantors, and the other parties thereto, under the €2,300,000,000 Credit Agreement, originally dated August 1, 2007, as amended and restated from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: July 30, 2015

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